As filed with the Securities and Exchange Commission on April 5, 2023

Registration No. 333-267871

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-3
TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rocket Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Cedarbrook Drive
Cranbury, NJ 08512
(609) 659-8001
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gaurav Shah, M.D.
Chief Executive Officer
Rocket Pharmaceuticals, Inc.
9 Cedarbrook Drive, Cranbury, NJ 08512
(609) 659-8001 (Name, address, and telephone number, including area code, of agent for service)

With a copy to:
William D. Collins
Sarah Ashfaq
Goodwin Procter LLP
100 Northern Avenue
Boston Massachusetts 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(13) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Emerging growth company	☐

		Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2023

PROSPECTUS

Rocket Pharmaceuticals, Inc.

Up to 1,377,136 Shares of Rocket Common Stock Issuable Upon Exercise of Warrants to be Sold by Selling Stockholders

As previously announced on September 20, 2022, Rocket Pharmaceuticals, Inc., a Delaware corporation (“Rocket”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated September 19, 2022, with Renovacor, Inc., a Delaware corporation (“Renovacor”), Zebrafish Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Rocket (“Merger Sub I”), Zebrafish Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Rocket (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”). On December 1, 2022, pursuant to the terms of the Merger Agreement, (i) Merger Sub I merged with and into Renovacor (the “First Merger”) and (ii) Renovacor, as the surviving company of the First Merger, merged with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Mergers.

Subject to the terms and conditions of the Merger Agreement, at the closing (the “Closing”) of the Mergers, each share of the Renovacor’s common stock, par value $0.0001 per share (“Renovacor Common Stock”) outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”) was canceled and converted into the right to receive 0.1763 (the “Exchange Ratio”) fully paid and non-assessable shares of Rocket common stock, $0.01 par value per share (“Rocket Common Stock”), which was determined on the basis of an exchange formula set forth in the Merger Agreement that was subject to adjustment depending on the level of Renovacor’s net cash at the Closing.

Pursuant to the Merger Agreement, as described in this Registration Statement on Form S-4 (Registration No. 333-267871) as amended by Amendment No. 1 thereto, which was declared effective on October 31, 2022 (the “Form S-4”), at the First Effective Time, each outstanding and unexercised (i) public warrant to purchase shares of Renovacor Common Stock (each, a “Public Warrant”) exercisable in multiples of two Public Warrants for one share of Rocket Common Stock was converted into and thereafter evidenced a warrant to purchase 760,086 shares of Rocket Common Stock at an exercise price of $65.23 per share and (ii) private warrant to purchase shares of Renovacor Common Stock (each, a “Private Warrant” and together with the Public Warrants, the “Warrants”) was converted into and thereafter evidence 0.1763 of a warrant to purchase one share of Rocket Common Stock for $65.23 per share, each upon the terms and conditions specified in the Warrant Agreement (the “Warrant Agreement”), dated as of April 20, 2020, by and between Renovacor and Continental Stock Transfer & Trust Company (“Continental”). Effective December 1, 2022, pursuant to the Assignment, Assumption and Amended & Restated Warrant Agreement, by and among Rocket, Merger Sub II and Continental, dated as of January 16, 2023 (the “A&R Warrant Agreement”), Rocket assumed the Warrants and Renovacor’s obligations under the Warrant Agreement.

This prospectus relates to the offer and sale from time to time by Rocket to the holders of the Warrants of an aggregate of 1,377,136 shares of Rocket Common Stock which are issuable upon the exercise of 760,086 outstanding Public Warrants and 617,050 Private Warrants.

In connection with this prospectus, we may issue, from time to time, up to 1,377,136 shares of Rocket Common Stock upon the exercise of the Warrants.

Rocket Common Stock is listed on the Nasdaq Global Market (the “Nasdaq Global Market”), under the symbol “RCKT.”  The Public Warrants are listed on the Nasdaq Capital Market (the “Nasdaq Capital Market” and together with the Nasdaq Global Market, the “Nasdaq”), under the symbol “RCKTW”.

Investing in our securities involves a high degree of risk. Please carefully read the information under the heading “Risk Factors” beginning on page 2 of this prospectus before you invest in our securities. This information may also be included in any supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities directly to holders of Warrants, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in a prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. The price to the public of those securities and the net proceeds to be received are set forth in the A&R Warrant Agreement.

The date of this prospectus is April 5, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities offered hereby to the holders of Warrants upon a valid exercise thereof. The proceeds we receive will be limited to the exercise price of the Warrants except to the extent a Warrant is exercised on a cashless basis.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will make no offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless the context otherwise requires, references in this prospectus to “Rocket” “Company” “we” “our” and “us” refer to Rocket Pharmaceuticals, Inc. and its subsidiaries, including Merger Sub II. References in this prospectus to “Renovacor” refer to Renovacor, Inc. and its wholly owned subsidiaries. Prior to September 2, 2021, Renovacor was known as Chardan Healthcare Acquisition 2 Corp. On September 2, 2021, Chardan Healthcare Acquisition 2 Corp. completed the acquisition of 100% of the outstanding shares of Renovacor Holdings, Inc.

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FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement, including without limitation statements regarding our future results of operations and financial position, our ability to attract, retain and expand our customer base, our ability to operate under and maintain our business model, our ability to maintain and enhance our brand and reputation, our ability to effectively manage the growth of our business, the effects of seasonal trends on our results of operations, our ability to attain greater value from each customer, our ability to compete effectively in our industry, the future performance of the markets in which we operate, and our ability to maintain reinsurance contracts, and the plans and objectives of management for future operations and capital expenditures are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “objective” “outlook,” “possible,” “potential”, or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and any accompanying prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including:

• our ability to meet our anticipated milestones for our various drug candidates with respect to the initiation and timing of clinical studies;

• federal, state, and non-U.S. regulatory requirements, including regulation of our current or any other future product candidates by the U.S. Food and Drug Administration (“FDA”);

• the timing of and our ability to submit regulatory filings with the FDA and to obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates;

• our competitors’ activities, including decisions as to the timing of competing product launches, pricing and discounting;

• whether safety and efficacy results of our clinical trials and other required tests for approval of our product candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our product candidates;

• our ability to develop, acquire and advance product candidates into, enroll a sufficient number of patients into, and successfully complete, clinical studies, and our ability to apply for and obtain regulatory approval for such product candidates, within currently anticipated timeframes, or at all;

• our ability to establish key collaborations and vendor relationships for our product candidates and any other future product candidates;

• our ability to develop our sales and marketing capabilities or enter into agreements with third parties to sell and market any of our product candidates;

• our ability to obtain additional funding to conduct our planned research and development efforts;

• our integration of an acquired business involves a number of risks, including the possibility that the integration process could result in the loss of key employees; the disruption of our ongoing business; or inconsistencies in standards, controls, procedures, or policies, in each case, that could adversely affect our ability to achieve the anticipated benefits of the acquisition.

ii

• our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

• unanticipated delays due to manufacturing difficulties, including the development of our direct manufacturing capabilities for our AAV programs, and any supply constraints or changes in the regulatory environment; our ability to successfully operate in non-U.S. jurisdictions in which we currently or in the future do business, including compliance with applicable regulatory requirements and laws;

• uncertainties associated with obtaining and enforcing patents to protect our product candidates, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

• anticipated trends and challenges in our business and the markets in which we operate;

• natural and manmade disasters, including pandemics such as COVID-19, and other force majeures, which could impact our operations, and those of our partners and other participants in the health care industry, and which could adversely impact our clinical studies, preclinical research activities, and drug supply;

• the impact of global economic and political developments on our business, including rising inflation and capital market disruptions, the current conflict in Ukraine, economic sanctions and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our common stock and our ability to access capital markets;

• our estimates regarding our capital requirements; and

• our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. You should, however, review additional disclosures we make in our Form S-4, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q, the section entitled “Risk Factors” in our Registration Statement on Form S-4/A (Registration No. 333-267871) and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Overview

Rocket is a clinical-stage, multi-platform biotechnology company focused on the development of gene therapies, with direct on-target mechanism of action and clear clinical endpoints, for rare and devastating diseases. Rocket has three clinical-stage ex vivo lentiviral vector (“LVV”) programs. These include programs for Fanconi Anemia, a genetic defect in the bone marrow that reduces production of blood cells or promotes the production of faulty blood cells, Leukocyte Adhesion Deficiency-I, a genetic disorder that causes the immune system to malfunction and Pyruvate Kinase Deficiency, a rare red blood cell autosomal recessive disorder that results in chronic non-spherocytic hemolytic anemia. Of these, both the Phase 2 FA program and the Phase 1/2 LAD-I program are in potentially registration-enabling studies in the United States and Europe. In addition, in the U.S., Rocket has a clinical stage in vivo adeno-associated virus program for Danon disease, a multi-organ lysosomal-associated disorder leading to early death due to heart failure. Additional work on a gene therapy program for the less common FA subtypes C and G is ongoing. Rocket has global commercialization and development rights to all of these product candidates under royalty-bearing license agreements.

Rocket is headquartered in Cranbury, New Jersey. Rocket’s principal executive offices are located at 9 Cedarbrook Drive, Cranbury, New Jersey 08512, and its telephone number is (609) 659-8001.

Warrants Assumed in the Renovacor Acquisition

As previously announced on September 20, 2022, Rocket entered into the Merger Agreement whereby Merger Sub I merged with and into Renovacor in the First Merger and Renovacor, as the surviving company of the First Merger, merged with and into Merger Sub II in the Second Merger, with Merger Sub II surviving the Mergers.

Prior to September 2, 2021, Renovacor was known as Chardan Healthcare Acquisition 2 Corp. On September 2, 2021, Chardan Healthcare Acquisition 2 Corp. completed the acquisition of 100% of the outstanding shares of Renovacor Holdings, Inc.

The shares offered in this prospectus relate to the Warrants assumed in connection with the Mergers and the issuance of an aggregate of 1,377,136 shares of Rocket Common Stock upon the exercise of the assumed Warrants, the terms of which are governed by that certain A&R Warrant Agreement.

1

RISK FACTORS

An investment in our securities involves risks. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of Rocket Common Stock and our other securities may decline. You should carefully consider the risk factors set forth in our Form S-4, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, as well as other information contained or incorporated by reference herein or any applicable prospectus supplement hereto, before making a decision to invest in our securities. See “Incorporation of Certain Documents by Reference.”

2

USE OF PROCEEDS

All of the shares of Rocket Common Stock offered hereby will be sold to holders of Warrants upon an exercise of such Warrants. Our proceeds will be limited to the exercise price of any Warrants so exercised except to the extent the Warrants are exercised on a cashless basis pursuant to the terms thereof.

We will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will not receive proceeds from the sale of the shares of Rocket Common Stock issuable upon such exercise other than the exercise price of the Warrants (except to the extent exercised on a cashless basis).

3

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Rocket Common Stock will be sold. The price or prices will be determined at the time of the sale and will be dependent on the method of sale and the prevailing market price.

4

DESCRIPTION OF OUR CAPITAL STOCK

The description of our capital stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is incorporated herein by reference. The description of our Warrants contained in Exhibit 4.3 on Form 8-A, filed with the SEC on February 24, 2023 is incorporated herein by reference.

5

PLAN OF DISTRIBUTION

We are registering the offer and sale of an aggregate of up to 1,377,136 shares of Rocket Common Stock which are issuable upon the exercise of 760,086 outstanding Public Warrants and 617,050 Private Warrants.

Subject to the terms of the Warrants, shares of Rocket Common Stock will be issued to the warrant holder that elects to exercise and provide payment of the exercise price. We do not know if or when the any of the Warrants will be exercised. We also do not know whether any of the shares of Rocket Common Stock acquired upon exercise of any Warrants will subsequently be resold. We are not using an underwriter in connection with this offering.

6

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP.

7

EXPERTS

The balance sheets of Rocket Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2022 and 2021 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2022 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Rocket’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.rocketpharma.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K, our proxy statements for our annual and special stockholder meetings, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

• Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;

• Rocket’s Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 7, 2023, February 27, 2023 and April 4, 2023;

• The Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on April 29, 2022;

• Rocket’s description of shares of Rocket Common Stock contained in Exhibit 4.8 to Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendment or report filed for the purpose of updating such description;

 • Rocket’s description of the Warrants contained in Exhibit 4.3 on Form 8-A, filed with the SEC on February 24, 2023.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:

Rocket Pharmaceuticals, Inc.
9 Cedarbrook Drive
Cranbury, NJ 08512
(609) 659-8001

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

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Rocket Pharmaceuticals, Inc.

Up to 1,377,136 Shares of Rocket Common Stock Issuable Upon Exercise of Warrants to be Sold by Selling Stockholders

PROSPECTUS

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$-
Legal fees and expenses	40,000
Accounting fees and expenses	20,000
Printing and Miscellaneous fees and expenses	10,000
Total	$70,000

Item 14.	Indemnification of Directors and Officers.

Rocket Pharmaceuticals, Inc. is incorporated under the laws of the state of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Rocket’s certificate of incorporation limits the liability of Rocket’s directors to Rocket or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, Rocket’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Item 16.	Exhibits.

Exhibit No.	Document
4.1	Specimen Common Stock Certificate of Rocket (incorporated by reference to Exhibit 4.1 to Rocket’s Report on Form 8-K filed on January 5, 2018 (file no. 001-36829))*
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A, filed by Chardan Healthcare Acquisition 2 Corp. on April 16, 2020)*
4.3
Warrant Agreement, dated April 23, 2020, by and between Continental and Chardan Healthcare Acquisition 2 Corp. (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A, filed by Chardan Healthcare Acquisition 2 Corp. on April 29, 2020)*

4.4
Assignment, Assumption and Amended & Restated Warrant Agreement, dated January 16, 2023, by and among the Company, Merger Sub II, as successor to Renovacor and Continental (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A filed by Rocket on February 24, 2023)*

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-4 filed by Rocket on October 27, 2022)*
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*
23.2	Consent of EisnerAmper LLP
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)
*	Previously filed

Item 17.	Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cranbury, State of New Jersey, on April 5, 2023.

ROCKET PHARMACEUTICALS, INC

By:	/s/ Gaurav Shah, MD
Name:	Gaurav Shah, MD
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 5, 2023 in the capacities indicated:

Signature	Title

*	Chief Executive Officer (Principal Executive Officer)
Gaurav Shah, M.D.

*	Vice President, Principal Accounting Officer (Interim Principal Financial Officer and Principal Accounting Officer)
John Militello, CPA

*	Chairman of the Board
Roderick Wong, M.D.

*	Director
Elisabeth Bjork, M.D.

*	Director
Carsten Boess, MBA

*	Director
Pedro Granadillo, BS

*	Director
Gotham Makker, M.D.

*	Director
David Southwell, MBA

*	Director
Naveen Yalamanchi, M.D.

*	Director
Fady Malik, M.D.

*By:	/s/ Gaurav Shah
Name: Gaurav Shah
Attorney-in-Fact

*By:	/s/ John Militello, CPA
Name: John Militello, CPA
Attorney-in-Fact